                                                                     EXHIBIT 4.1
                         KENNY S&P INFORMATION SYSTEMS
                      A DIVISION OF J. J. KENNY CO., INC.
                                  65 BROADWAY
                            NEW YORK, NEW YORK 10006
                            TELEPHONE: 212/770-4422
                               FAX: 212/797-8681
                             FRANK A. CICCOTTO, JR.
                                 VICE PRESIDENT

                                                                 AUGUST 20, 1998

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NEW JERSEY 08543-9051

The Bank of New York
101 Barclay Street--17W
New York, New York 10268

Re: Municipal Investment Trust Fund, Investment Grade Portfolio--10 (BBB Quality or Better), Long Intermediate Term Series, Defined Asset Funds

Gentlemen:

     We have examined the Registration Statement File No. 333-48861, for the above-captioned fund. We hereby acknowledge that Kenny S&P Information Systems, a Division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the fund. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Information Systems, a Division of J. J. Kenny Co., Inc., as evaluator.

     In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the fund portfolio are the ratings indicated in our KENNYBASE database as of the date of the Evaluation Report.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          FRANK A. CICCOTTO, JR.
                                          Vice President